Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-140244, 333-140245, 333-171828, and 333-229391, 333-252197 and 333-276642) of Northern Technologies International Corporation and Subsidiaries of our report dated November 18, 2025, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the fiscal year ended August 31, 2025.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 20, 2025